EXHIBIT 5

Underwritten by:

First Great-West Life & Annuity Insurance Company

The Schwab Variable Annuity TM

Distributed by:
Charles Schwab & Co., Inc.
PO Box 7666
San Francisco, CA  94120-7666


FLEXIBLE PREMIUM FIXED AND VARIABLE DEFERRED ANNUITY APPLICATION

Please complete and sign this application and return it in the enclosed postage paid envelope. Please take a moment to review the application to make sure all sections are completed and you have signed where indicated.

Thank You!

Have Questions?
Call Us!

Schwab Annuity Service Center
1-800-838-0650

6:30am - 4:00 pm, Monday-Friday Pacific Time












J434app NY1              2602(9/96)     ( 1996 Charles Schwab &
Co., Inc.   Member NYSE/SIPC   All Rights Reserved
Underwritten by:

First Great-West Life & Annuity Insurance Company

The Schwab Variable Annuity TM

Distributed by:
Charles Schwab & Co., Inc.
PO Box 7666
San Francisco, CA  94120-7666
1.  Who will own the annuity?   The Owner is the
person entitled to
all rights under the annuity.   If the Owner is a Trust, additional
forms may be required and certain restrictions may apply. Call the Schwab Annuity Service Center at 1-800-838-0650 for assistance.



     Name (First/Middle/Last)


     Home Address


     City      State     Zip



Birth Date          Male/Female


Social Security/Tax I.D. Number

(         )         (    )
Daytime Telephone Number      Evening Telephone Number


2. Who will be the Joint Owner? This is optional, and only a spouse may be a Joint Owner of this annuity. If this is an IRA, a Joint Owner cannot be named.



     Name (First/Middle/Last)


     Home Address


     City      State     Zip



Birth Date          Male/Female


Social Security/Tax I.D. Number

(         )         (    )
Daytime Telephone Number      Evening Telephone Number


3. Primary Annuitant. The Annuitant is the person on whose life the annuity payments are based. The Annuitant must be age 90 or younger. If the Annuitant and the Owner are the same, check the appropriate box below and skip to question #5.

(         Same as Owner    or     (     The person listed below


     Name (First/Middle/Last)


     Home Address


     City      State     Zip




Birth Date          Male/Female


Social Security/Tax I.D. Number

(         )         (    )
Daytime Telephone Number      Evening Telephone Number


4. Contingent Annuitant. This is optional. The Contingent Annuitant is the person who will become the Annuitant upon the death of the Primary Annuitant. The Contingent Annuitant must be age 90 or younger. If the Contingent Annuitant and the Owner are the same, check the appropriate box below and skip to question #5.


(         Same as Owner    or     (     The person listed below


     Name (First/Middle/Last)


     Home Address


     City      State     Zip




Birth Date          Male/Female


Social Security/Tax I.D. Number

(         )         (    )
Daytime Telephone Number      Evening Telephone Number


J434app NY1     2602(9/96)     ( 1996 Charles Schwab & Co., Inc.
Member NYSE/SIPC   All Rights Reserved             Page 1
(Continued on Next Page)
FLEXIBLE PREMIUM FIXED AND VARIABLE DEFERRED ANNUITY
APPLICATION
(continued)
5. Beneficiary(ies). Who would you like to receive the benefits payable upon the death of the Owner or Annuitant (as applicable)? You may name a person, a trust, a charity, or other entity as Beneficiary. You may name one or more Beneficiaries, indicating the percentage for each (whole percentages only). If you need additional space, please use a separate sheet.



Name  (First/Middle/Last)     Social Security No.
Birth Date          Percentage


Name  (First/Middle/Last)     Social Security No.
Birth Date          Percentage


Name  (First/Middle/Last)     Social Security No.
Birth Date          Percentage

          Must = 100%

6. Citizenship Status. Is each individual named on this application a citizen of the United States?

( YES                 ( NO   If "No" give details below.

Name(s)                                    Country of Legal
Residence           Country of Citizenship

7. Will this annuity replace a life insurance policy or annuity that you currently own? State law requires that you provide this information when you replace a life insurance or annuity contract with another.

( YES, this will replace the life insurance policy or annuity
listed below.            ( NO, this will NOT replace another life
insurance policy or annuity.


Name of Insurance Company Being Replaced     Policy Number

8. When would you like periodic withdrawals or annuity payments to begin? If you want payments to begin on a certain date, indicate the month and year. If no date is indicated, annuity payments will begin on the first day of the month of the Annuitant's 91st birthday.

     I would like the payments to begin on (month)
(year)         .    ( Periodic Withdrawals  OR
                              ( Annuity Payments

9.  Are you currently a Schwab customer?

     (    YES, My account number is      .   (  NO, I am not
currently a Schwab customer.

10. How will you pay for this annuity? Minimum initial contribution is $5,000, $2,000 if an IRA, or $1,000 if paid through an Automatic Contribution Plan. Subsequent minimum contributions are $500, $100 if paid through an Automatic Contribution Plan. To establish an Automatic Contribution Plan, please call the Schwab Annuity Service Center for appropriate forms.
     For non-IRA's:

     (    Check is attached.  (Make check payable to First
Great-West Life & Annuity Insurance Company)

     (    Transfer $            from my Schwab brokerage account as
listed in #9 above.

     (    Transfer the entire balance from my existing annuity or
life insurance policy.  (Complete enclosed Absolute
          Assignment/Replacement forms.)

     For IRA's:

     (    Check is attached for a new IRA for tax year(s):       .
(Make check payable to First Great-West Life & Annuity
                    Insurance Company.)

     (    Transfer funds from my existing IRA annuity or other
qualified plan.  (Complete enclosed IRA rollover/transfer form.)

11. Compliance Information. The Securities Exchange Act of 1934 requires that we have reasonable grounds to believe, based upon the information provided by you, that your investment selections are suitable given your objectives and financial situation. Please answer the following questions relating to the suitability of your investment choices.


Overall Investment Objective
( Capital Preservation
( Income
( Growth
( Speculation

Federal Income Tax Bracket
( 15%
( 28%
( 31% or more

Annual Income
( Under $15,000
( $15,000 to $24,999
( $25,000 to $49,999
( $50,000 to $99,999
( $100,000 or more

Liquid Net Worth
( Under $15,000
( $15,000 to $49,999
( $50,000 to $99,999
( $100,000 or more

J434app NY1     2602(9/96)     ( 1996 Charles Schwab & Co., Inc.
Member NYSE/SIPC   All Rights Reserved             Page 2
(Continued on Next Page)
FLEXIBLE PREMIUM FIXED AND VARIABLE DEFERRED ANNUITY
APPLICATION
(continued)
12. How would you like to allocate your payment? You may either choose one investment option from the enclosed list or combine your payment among several. Please write the name of each investment option you choose and indicate the whole percentage of your contribution for each investment option you select. This section must be completed for your application to be processed.

     Name of Investment Option     Allocation     %


                                                  %

                                                  %

                                                  %

                                                  %

                                                  %

                                                  %

                                                  %

                                                  %

                                                  %

                                                  %

                                                  %

                                                  %

TOTAL                                        =100 %



13. Signatures      (  Please send me a copy of the Statement of
Additional Information to the prospectus.

     I understand that I am applying for a Flexible Premium Variable and Fixed Deferred Annuity, Contract Form J434 NY, issued by First Great-West Life & Annuity Insurance Company. I declare that all statements made on this application are true to the best of my knowledge and belief. I acknowledge receipt of the prospectus for the variable and fixed annuity contract. I believe the contract is suitable for my retirement and insurance needs. I understand that amounts allocated to a Variable Sub-Account are variable and are not guaranteed as to dollar amount. I further understand that amounts allocated to a Fixed Sub-Account may be subject to a Market Value Adjustment which may result in positive or negative adjustments to amounts payable under the contract.

I hereby direct that my instructions to the Schwab Annuity Service Center be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. If a transfer from my Schwab brokerage account is indicated in Section 10, I authorize Schwab to transfer the amount specified. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.


Owner's Signature        Date


          Joint Owner's Signature (if applicable) Date




For Internal Use Only
Do you have reason to believe the annuity applied for will replace any insurance or annuity with us or any other company?

     ( yes     ( no
Signature (if required)



     Rep Code       Source Code         Date



J434app NY1     2602(9/96)     ( 1996 Charles Schwab & Co., Inc.
Member NYSE/SIPC   All Rights Reserved             Page 3
(Continued on Next Page)
FLEXIBLE PREMIUM FIXED AND VARIABLE DEFERRED ANNUITY
APPLICATION
(continued)
Here is a list of the investment options available. You may either choose one investment option from the following list or combine your payment among several. Please write on the previous page the name of each investment option you choose and specify the whole percentage of your contribution for each investment option you select. Section 12 must be completed for your application to be processed.

VARIABLE SUB-ACCOUNTS


Investment Objective               Eligible Investment Options

Aggressive Growth                  Janus Aspen Aggressive Growth
                                        Portfolio
                                   SteinRoe Capital Appreciation
                                        Fund
                                   Strong Discovery Fund II
                                   Alger American Small
                                        Capitalization Portfolio

Growth                             Janus Aspen Growth Portfolio
                                   Alger American Growth Fund
                                   TCI Growth Portfolio
                                   Montgomery Variable Series:
                                        Growth Fund
                                   Schwab Asset Director - High
                                        Growth Portfolio

Growth & Income                    Federated American Leaders Fund
                                        II

Equity Income                      INVESCO VIF - Industrial Income
                                        Portfolio

Balanced/Asset Allocation          INVESCO VIF - Total Return
                                        Portfolio

Index                              Schwab S & P 500 Portfolio

Gold/Natural Resources             Van Eck Gold and Natural
                                        Resources Fund

International
     Aggressive Growth             Lexington Emerging Markets Fund
                                   Montgomery Variable Series:
                                        International Small Cap
                                        Fund

     Growth                        Janus Aspen Worldwide Growth
                                        Portfolio
                                   TCI International Portfolio

High Yield Bond                    INVESCO VIF - High Yield
                                        Portfolio

Government Bond                    Federated Fund for U.S.
                                        Government Securities II

Money Market                       Schwab Money Market Portfolio



Fixed Sub-Accounts


Investment Objective

Fixed Sub-Account chosen for specified time intervals, subject to Market Value Adjustment

Eligible Guarantee Periods

Guarantee Period Fund -   1 Year
Guarantee Period Fund -   2 Years
Guarantee Period Fund -   3 Years
Guarantee Period Fund -   4 Years
Guarantee Period Fund -   5 Years
Guarantee Period Fund -   6 Years
Guarantee Period Fund -   7 Years
Guarantee Period Fund -   8 Years
Guarantee Period Fund -   9 Years
Guarantee Period Fund - 10 Years


J434app NY1          2664(9/96)       ( 1996 Charles Schwab & Co.,
Inc.   Member NYSE/SIPC   All Rights Reserved
                                      Page 4